                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent, as independent public accountants, to the inclusion in this Annual Report on Form 10-KSB of our report dated March 18, 1998, on the financial statements of InfoCure Corporation (and to all references to our Firm) and to the incorporation by reference of such report (and all references to our Firm) in InfoCure Corporation's Registration Statement on Form S-8 (Registration No. 333-48829).


                                        /s/ BDO Seidman, LLP
                                        --------------------------
                                        BDO SEIDMAN, LLP


Atlanta, Georgia
March 31, 1998